UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): NOVEMBER 17, 2015

COMMISSION FILE NUMBER: 000-54616

BULLSNBEARS.COM, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE                                       000-54616                                           45-2282672

(State of Incorporation)                  (Commission File Number)                     (I.R.S. Employer ID Number)

6586 W. Atlantic Ave., Suite 103, Delray Beach, FL       33446

 (Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code

(561) 692-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The following current report under Section 13 or 15(d) of the Securities Exchange Act of 1934 is filed pursuant to Rule 13a-ll or Rule 15d-11:

CHANGE IN DIRECTORS OR PRINCIPAL OFFICERS, REGULATION FD DISCLOSURE, OTHER EVENTS

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;

                      APPOINTMENT OF CERTAIN OFFICERS

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS

On November 17, 2015, the Board accepted the resignation of James Palladino as Chief Executive Officer of the Company, effective November 18, 2015.

Mr. Palladino’s resignation was not tendered in connection with any disagreement with the Company on any matter relating to the Company's operations, and Mr. Palladino remains as a Director of the Company.

ELECTION OF DIRECTORS;  APPOINTMENT OF CERTAIN OFFICERS

On November 17, 2015, the Board appointed James M. Farinella as Chief Executive Officer and Director of the Company, effective November 18, 2015.

Mr. Farinella is the Founder and owner of Integrated Capital Partners, Inc. (ICPI), a full service business consulting firm that engages in mergers and acquisitions, turnarounds, management team & business development and contract negotiations for early to mid-stage companies. Through ICPI, he has helped bring numerous products to market. He has introduced companies to investors in the U.S. & Western and Eastern Europe which have resulted in the cumulative raise of funds of more than $50,000,000.

Throughout his career, Mr. Farinella has launched several companies. Most recently, he was the co-founder of DMC Athletics and Rehabilitation, a physical therapy company. He took DMC from inception to a point of having three fully operational personal training and physical therapy centers. After eight years, he sold the successful chain to a third party. Mr. Farinella has a B.S. in Business Administration from Springfield College and a Juris Doctorate from Seton Hall School Of Law. He also studied International law in Italy at Universita Di Parma, Parma where he developed strong relationships in Western and Eastern Europe which led to the ability to help businesses to expand  and gain access to capital in overseas markets.

ITEM 7.01    REGULATION FD DISCLOSURE

On November 18, 2015, the Company issued a News Release announcing a Letter of Intent for Merger, Equity Dividend, and Newly-Appointed CEO.  The complete text of this News Release is annexed as an Exhibit to this Current Report.

ITEM 8.01  OTHER EVENTS

On November 18, 2015, the Company entered into a Letter of Intent to merge with Michael James Enterprises, Inc. It is expected that a definitive agreement for this merger will be signed within 30 days. Michael James Enterprises, Inc., which is based in New Jersey, is a Direct Response Marketing Company.

As part of this transaction, the Company's wholly-owned subsidiary, BNB Holdings, Inc., will be spun-off through a share dividend to BNBI shareholders of record as of the close of business on Friday, November 20, 2015, with one share of BNB Holdings Common Stock distributed for each one share of BNBI Common Stock owned as of the record date. Distribution of the shares will take place upon the effectiveness of a Registration Statement filed with the U.S. Securities and Exchange Commission.

                                   SIGNATURES

Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: November 19, 2015

BULLSNBEARS.COM, INC.

                                   By: /s/ James M. Farinella

                                      ---------------------------------

                                      James M. Farinella

                                      Chief Executive Officer